Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated August 6, 2009, relating to Oxis International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2008.

Seligson & Giannattasio, LLP
White Plains, New York
September 24, 2008